Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated September 15, 2011 relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2011 included in this Form 10-K, into the Company’s previously filed Registration Statement Nos. 333-89989, 333-94125, 333-72108, 333-97525, 333-110946 and 333-128628 on Form S-8 and Registration Statement Nos. 333-141368 and 333-136033 on Form SB-2.

/s/ Stowe & Degon LLC

September 28, 2011

Westborough, Massachusetts